EX-99.1.(10)(a)
Jackson National Life Insurance Company of New York
2900 Westchester Ave., Ste. 305
Purchase, NY 10577-2551

Application for
Perspective Lifesm
USE DARK INK ONLY

     1.   Proposed Insured

Name (first, middle initial, and last)
Street Address             Apt. No.
City, State, and ZIP
Date of Birth     State of Birth    Sex
         /        /        ___ M      ___ F
Social Security Number
     /      /

     2.   Proposed Second Insured (Complete if applicable.)

Name (first, middle initial, and last)
Street Address             Apt. No.
City, State, and ZIP
Date of Birth     State of Birth    Sex
         /        /        ___ M      ___ F
Social Security Number
     /      /

     3. Owner (If other than Proposed Insured[s].) (If there are two Insureds, the policy will be owned jointly unless otherwise specified below.)

Name (first, middle initial, and last)
Street Address             Apt. No.
City, State, and ZIP
Relationship to Proposed Insured(s)         E-mail Address

Social Security Number or Tax I.D. No.

Do you have any life insurance in force?  ___ Yes ___ No
If "Yes," indicate amount of life insurance in force. $

     4.   Beneficiary -- Indicate % share

The beneficiary of the Second Insured (if applicable) shall be the Insured, unless specified otherwise in Section 5.

Name of Primary Beneficiary(ies)    Relationship(s)  %

Name of Contingent Beneficiary(ies)         Relationship(s)   %

     5.   Special Requests and Remarks




     6.   Insurance Applied for

         Amount of Insurance                Premium
6a.      $        6b.      $
6c.      Will the proposed policy replace any existing annuity or life
         insurance policy?  ___ Yes     ___ No
         If "Yes," list the following:
         Name of transferring company
         Policy number
         Approximate amount $
         My Request for Transfer
         or Exchange of Assets form is attached.     ___ Yes
6d.      Please check one if applicable.
         __ I have enclosed a check for my initial payment of $_______, and I have read and received a copy of the Temporary Insurance Agreement.
         __ My initial payment will be transferred from the company named in 6c.
6e.      Do you have any life insurance in force?    ___ Yes    ___ No
If "Yes," amount $
Do you have an application pending with another company?
___ Yes    ___ No     If "Yes," amount  $
Do you have an application pending with JNL(R)/NY?     ___ Yes    ___ No
If "Yes," amount  $
Is the Proposed Insured a minor?    ___ Yes   ___ No
If "Yes," indicate amount of life insurance in force  $

7.       Premium Allocation (Whole percentages -- must total 100%)

Separate Account Investment Division Options
         %        JNL/Alliance Growth Series
         %        JNL/Janus Aggressive Growth Series
         %        JNL/Janus Capital Growth Series
         %        JNL/Janus Balanced Series
         %        JNL/Alger Growth Series
         %        JNL/Eagle Core Equity Series
         %        JNL/Eagle SmallCap Equity Series
         %        JNL/J.P. Morgan Enhanced S&P 500(R)Index Series
         %        JNL/Putnam Growth Series
         %        JNL/Putnam Value Equity Series
         %        JNL/Putnam Midcap Growth Series
         %        JNL/Putnam International Equity Investment Series
         %        JNL/S&P Conservative Growth Series I
         %        JNL/S&P Moderate Growth Series I
         %        JNL/S&P Aggressive Growth Series I
         %        JNL/S&P Very Aggressive Growth Series I
         %        JNL/S&P Equity Growth Series I
         %        JNL/S&P Equity Aggressive Growth Series I
         %        PPM America/JNL Balanced Series
         %        PPM America/JNL High Yield Bond Series
         %        PPM America/JNL Money Market Series
         %        Salomon Brothers/JNL Global Bond Series
         %        Salomon Brothers/JNL U.S. Govt. & Quality Bond Series
         %        T. Rowe Price/JNL Established Growth Series
         %        T. Rowe Price/JNL Mid-Cap Growth Series
         %        T. Rowe Price/JNL Value Series
Fixed Account Option                %

     8.   Rebalancing

I (We) authorize the Company to rebalance my (our) accounts to the current allocation.
Rebalancing should occur(choose one):
___ Monthly   ___ Quarterly   ___ Semiannually   ___ Annually
Beginning on ____/____/____ (mm/dd/yyyy)

     9.   Dollar-Cost Averaging

I (We) authorize the Company to transfer the following amount as indicated below. Transfers are available from all accounts. Minimum transfer is $100. Transfer Frequency (choose one):
___ Monthly   ___ Quarterly   ___ Semiannually   ___ Annually
Make the first transfer on ____/____/____ (mm/dd/yyyy)
         From     To       Amount
                                    $
                                    $
                                    $
                                    $

Jackson National Life of New York Service Center
P.O. Box 378002, Denver, CO 80237-8002
800/766-4683
For Overnight Deliveries:
Jackson National Life of New York Service Center
8055 E. Tufts Ave., 2nd Floor
Denver, CO 80237

     10.  Proposed Insureds' Information

10a. Insured's Employer
10b. Insured's Annual Income    10c.    Insured's Net Worth
     $                 $
10d. Second Insured's Employer (if applicable)

10e. Second Insured's Annual Income     10f.     Second Insured's Net Worth
     $                 $

10g. Have you ever been declined for life insurance?
              Insured  ___ Yes    ___ No    2nd Insured       ___ Yes    ___ No
10h. Have you ever had, or been treated by a member of the medical profession for, cancer (other than basal cell skin cancer), melanoma, any immunodeficiency disease, diabetes treated with insulin, heart attack or disease, stroke, or any disorder of the central nervous system?
              Insured  ___ Yes    ___ No    2nd Insured       ___ Yes    ___ No
10i. Have you within the past 5 years had or been treated by a member of the medical profession for kidney failure, liver disorder, respiratory disease, muscular disorder, mental or nervous disorder, Alzheimer's disease, or alcohol or drug abuse?
              Insured  ___ Yes    ___ No    2nd Insured       ___ Yes    ___ No
10j. Have you been diagnosed or treated by a physician or medical practitioner for acquired immune deficiency syndrome (AIDS), AIDS-Related Complex (ARC), or an immune deficiency disorder?
              Insured  ___ Yes    ___ No    2nd Insured       ___ Yes    ___ No
10k. Have you smoked cigarettes within the past 12 months?
               Insured  ___ Yes    ___ No    2nd Insured       ___ Yes    ___ No
Details to any "Yes" answers above (including diagnosis, treatment, result, date, duration, and physician's name and address). Attach an additional sheet if necessary.



10l. If we are unable to issue a life insurance policy, do you wish to receive information about an annuity contract?
               Insured  ___ Yes    ___ No    2nd Insured       ___ Yes    ___ No

     11.  Suitability

To be completed by the Owner(s).
11a. Do you believe that the policy applied for in this application will meet your insurance and financial objectives?
                  ___ Yes    ___ No
11b. Do you understand that the death benefit, policy value, and withdrawal value may increase or decrease, depending on the experience of the Fixed Account and Separate Accounts?
                  ___ Yes    ___ No
11c. Do you understand that the initial premium will be allocated to the money market account upon issue of the policy until the Allocation Date?
                  ___ Yes    ___ No
11d. Did you receive a copy of the prospectus?
                  ___ Yes    ___ No
Date of prospectus _____/_____/_____ (mm/dd/yyyy)

12.  Acknowledgement, Agreements, Representations, and Authorizations

12a. Owner's Statement
     By signing this Application, I acknowledge that (please check the one that applies):
     ___ I did receive an illustration that matches the coverage applied for.
     ___ The coverage applied for differs from the coverage illustrated.
     ___ I did not receive an illustration.
12b.     Agreements and Representations
         General
     I represent to the best of my knowledge and belief that all information in this Application, and all additions to this Application including, but not limited to, examination reports, questionnaires, and amendments are true, complete and correctly recorded. I understand that this Application, and all additions to this Application, will be attached to and made part of the issued policy. I acknowledge that the Company will rely on this information to determine whether, and on what terms, to issue a policy. I understand that if any information is false, incomplete or incorrectly recorded, any policy issued may be void if the answer and/or statement was material. I have received and read the Notice of Disclosure, Insurance Information Practices, Fair Credit Reporting Act, and Medical Information Bureau Notice. I have received and read the Disclosure Statement for terminal illness rider. I (We) certify the Social Security or Tax Identification number shown in this application is correct.

    Limits of Authority
    I understand that no sales producer/representative is authorized to accept risks or bind coverage, decide insurability, modify the Application or the policy, or waive any of the Company's rights or requirements.
    When Coverage Takes Effect
    I agree that insurance coverage under the policy I am applying for will not take effect until the Policy Issue Date, and then only if all of the information provided in the Application, and all additions to the Application, continues to be true and complete as of the Issue Date or pursuant to the terms of a Temporary Insurance Agreement when money is taken with the application. However, commencement of coverage is subject to the following conditions: (1) Coverage will not take effect until the date the premium is received by the Company, and then only if all of the information provided in the Application, and any additions to the Application continue to be true and complete as of that date; (2) If a Health Certificate is required, coverage will not take effect until the Certificate has been truthfully and accurately completed and signed by the Proposed Insured(s), and reviewed and approved by the Company. I understand that if any of the information provided in the Application, or any additions to the Application, changes prior to coverage becoming effective as set forth above, I must inform the Company in writing, and no coverage will be in effect until the Company determines whether to provide coverage and on what terms.
    Authorization
    I authorize any physician, medical practitioner, hospital or medically related facility, insurance company, the Medical Information Bureau ("MIB") or any other institution or person having any records or knowledge of me or of my health, to give such information to Jackson National Life Insurance Company of New York if they choose to request such information, or its reinsurers to determine eligibility for insurance. I understand information obtained will only be released to reinsurers, the MIB, persons performing services in connection with my application or claim or as lawfully required. My signature below authorizes the preparation or procurement of an investigative consumer report. I may request in writing that the Company inform me whether or not an investigative consumer report was requested. If such report was requested, the name and address of the consumer reporting agency to whom the request was made will be furnished to me upon request. I may then contact such reporting agency to inspect and receive a copy of the report. If I refuse to authorize the procurement or preparation of an investigative consumer report, the Company may decline to grant insurance. If I am applying for insurance on behalf of or to cover a minor child, my executing an authorization and receiving notice shall be the same as receipt of notice and execution of an authorization by the minor. I agree that this authorization is valid for 26 months. I agree that a photocopy of it is as valid as the original. I understand that I may request a copy of this authorization. In the event a death claim occurs during the contestability period, I understand that my beneficiary may be asked to sign an authorization to release my medical records. In making this application for insurance, it is understood that an investigation may be made whereby information is obtained through personal interviews with my neighbors, friends, or others with whom I am associated or acquainted. This inquiry includes, as appropriate, information as to my character, general reputation, personal characteristics, and mode of living. I have the right to make a written request, within a reasonable period of time, to receive additional, detailed information about the nature and scope of this investigation. Upon written request, I will be informed whether or not an investigative consumer report was requested, and if such report was requested, the name and address of the consumer reporting agency to whom the request was made. I may also inspect and receive a copy of such report by contacting said agency. In the event that the report contains errors, I have the right to correct this information.

Signed at (city/state)              Date    Signature of Parent or Guardian (if necessary)
Signature of Proposed Insured                        Producer/Representative's Name (please print)
Signature of Proposed Second Insured                          Signature of Producer/Representative
Signature of Owner(s) (if other than Proposed Insured)

     13.  Contact Information

A representative of Jackson National Life of New York may contact you for an interview to help determine your eligibility for this coverage. For future communication, please provide the following information:
         Proposed Insured  Proposed Second Insured
         Best Time to Call
         Next Best Time
         Best Day to Call
         Next Best Day
         Please Call at    ___ Home   ___ Business      ___ Home    ___ Business
         Home Phone
         Business Phone
         Fax Number
         E-Mail Address

     14.  Producer/Representative Use Only

14a. Does the policy applied for replace an existing annuity or life
insurance policy?    ___ Yes     ___ No
         If "Yes," attach replacement forms as required.
14b. Producer/Representative's Statement
     By signing this Application, I acknowledge that (please check the one that applies):
     ___ The coverage illustrated matches the coverage applied for.
     ___ The coverage applied for differs from the coverage illustrated.
     ___ I did not provide an illustration.
I acknowledge and represent that: (1) I read each question on the Application in English, or in another language understood by the Proposed Insured(s), and accurately recorded his/her responses; (2) I am not aware of any requested information that was not disclosed or was misrepresented on the Application; and
(3) all information provided on this Report, or in response to Company inquiries about the Application or the Proposed Insured(s) is true and correct to the best of my knowledge and belief. I have given the Proposed Insured(s) the Notice of Disclosure of Information. I certify that I am authorized and qualified to discuss the Policy herein applied for. I have determined that this is a suitable transaction for the Proposed Insured(s).

Signature of Producer/Representative                 Date     Broker/Dealer Name
Printed Name of Producer/Representative     Producer/Representative No.         Broker/Dealer No.
Telephone No.     Fax No.  E-Mail Address   Option (please check one)
(      ) (      )          ___ A      ___ B     ___ C



Jackson National Life Insurance Company of New York
2900 Westchester Avenue, Ste. 305, Purchase, NY 10577

Conditional Temporary Insurance Agreement

BROKER: DO NOT DETACH CONDITIONAL TEMPORARY INSURANCE AGREEMENT UNLESS AT LEAST THE FIRST FULL PREMIUM FOR THE PLAN AND MODE IS SUBMITTED WITH THE APPLICATION, AND THE APPLICATION SATISFIES THE CONDITIONS BELOW.

MAKE CHECKS PAYABLE ONLY TO JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

PREMIUM CANNOT BE ACCEPTED if any Proposed Insured is over age 80.

Received from              the sum of $              on this date____/____/____.

(Any reference in this Conditional Temporary Insurance Agreement to the Proposed Insured(s), the policy, or an amount applied for, refers to the Proposed Insured(s), the policy and the amount applied for on the Application to which this Conditional Temporary Insurance was originally attached.)

COVERAGE
This Agreement provides life insurance coverage on a temporary basis, but only if all conditions are met and then only to the extent of the LIMITS OF COVERAGE. Upon due proof of death of the Proposed Insured while coverage under this Agreement is in force, the Company will pay the benefits due the beneficiaries listed on the Application to which this Agreement was attached.

CONDITIONS
1. The answers in all parts of the Application and any medical examination report, Application supplement or amendment, must be true and complete as to all material facts.
2. You must never have been treated for, or been advised by, a member of the medical profession to seek treatment for: shortness of breath, emphysema, chronic respiratory disorder, chest pains, discomfort or tightness of the chest, palpitations, heart attack, any disorder of the heart, lymph glands, enlargement of lymph nodes (glands), a tumor, cancer, any immunological disorder, drug or alcohol abuse, or acquired immune deficiency syndrome (AIDS).
3. A check or money order for the premium, for the plan applied for, must be submitted with the Application to which this Temporary Insurance Agreement was attached. A check or money order returned for insufficient funds, or otherwise uncollectable, will void this Agreement.
IF the above CONDITIONS are met, Temporary Insurance shall begin on the date of this Agreement.

LIMITS OF COVERAGE-- $500,000 OR LESS
Temporary Insurance based on this Agreement, and all other Temporary Insurance Agreements issued by the Company insuring the life of the Proposed Insured(s), is limited to $500,000 or the amount applied for in the Application, WHICHEVER IS LESS. If more than one Temporary Insurance Agreement insures the life of the Proposed Insured(s), and the total amount applied for exceeds $500,000, the beneficiaries under each Agreement shall receive a proportionate share of the total limit of $500,000 based on the amounts applied for in each Application.

If the premium submitted with the Application and any other Application for a policy on the life of the Proposed Insured(s) would purchase more than $500,000 of coverage based on the plan and premium mode applied for, and the Proposed Insured(s) dies while this Agreement is in force, the Company will refund the portion of the premium that would have purchased coverage in excess of $500,000.

Last Survivor Policy -- If both Proposed Insureds die during the Conditional Temporary Agreement period, the benefits of this Agreement would be paid in accordance with the terms of this Agreement. If one Proposed Insured dies during the Conditional Temporary Agreement period and the remaining Proposed Insured was found to be insurable as of the date of completion of the initial application requirements, including completion of the first of any medical exams, then we will issue to the remaining Proposed Insured a single life policy.

Suicide -- If the Proposed Insured(s) dies by suicide while coverage under this Agreement is in force, the amount payable by the Company will be equal to the premium(s) paid. If one Proposed Insured for a Last Survivor policy dies by suicide while coverage under this Agreement is in force, and the remaining Proposed Insured is found insurable, the Company will issue to the remaining Proposed Insured a single life policy.

WHEN COVERAGE TERMINATES
Temporary Insurance shall terminate automatically, and no coverage will be provided on the earliest of:

1. The date the Company offers to issue a policy on a substandard basis;
2. The date the Applicant advises the Company that he or she is no longer interested in obtaining the policy applied for;
3. Five (5) days after the date the Company mails notice of the declination and returns any premium paid;
4. The date the coverage under the policy becomes effective pursuant to the terms of the Application;
5. The date the Applicant fails or refuses to accept delivery of a policy which has not become effective; or
6. Ninety (90) days after the date of this Agreement.

THIS AGREEMENT IS NOT A BINDER. NO PRODUCER/REPRESENTATIVE IS AUTHORIZED TO ACCEPT RISKS OR BIND COVERAGE, DECIDE INSURABILITY, MODIFY THE TERMS OF THIS AGREEMENT, OR WAIVE ANY OF THE COMPANY'S RIGHTS OR REQUIREMENTS.


Signed at (city/state)              Date    Signature of Parent or Guardian (if necessary)
Signature of Proposed Insured                        Producer/Representative's Name (please print)
Signature of Proposed Second Insured                          Signature of Producer/Representative
Signature of Owner(s) (if other than Proposed Insured)
NV3402



Jackson National Life Insurance Company of New York
For application questions or assistance,
please call 800/766-4683 (7:00 a.m. to 6:00 p.m. MT).    (Leave with applicant)

DISCLOSURE STATEMENT FOR TERMINAL ILLNESS BENEFIT RIDER

DEATH BENEFITS WILL BE REDUCED IF A TERMINAL ILLNESS BENEFIT IS PAID

This Disclosure Statement is intended to provide you with a summary of the Terminal Illness Benefit feature. This feature provides a benefit payment to the Owner(s), in the event the Proposed Insured(s) incurs a terminal illness, equal to any requested amount from 25% to 100% (or $250,000 if less) of your policy death benefit less 1) an interest discount for 12 months and 2) any outstanding policy loan and loan interest due and unpaid, multiplied by a benefit ratio; and
3) any amount due and unpaid during a policy's grace period which applies to a period before the date of entitlement; and 4) an administrative expense charge not to exceed $100.
After the payment of a Terminal Illness Benefit, the policy will be subject to the following adjustments:
     1) The death benefit, gross premium, policy value, and remaining premium will be reduced by a benefit ratio equal to the requested benefit divided by the policy death benefit.
     2) Any outstanding loan and loan interest will be reduced by the portion of the loan repaid by any payment of a benefit under this rider.

                       Remaining Policy Death Outstanding
                                    Premium Value    Benefit  Loan
                  Example: Before Terminal Illness Benefit    $1,000   $5,000   $100,000     $2,000
                           After Terminal Illness Benefit     $  800   $4,000   $ 80,000     $1,600
         Requested         Interest         Admin.   Benefit
         Benefit  Discount Loan     Fee     Amount
         $20,000           - $1,481         - $400            - $100   =        $18,019

This example assumes a benefit request of 20% of the death benefit or $20,000, a discounted interest rate of 8% and administrative fee of $100.

PLEASE NOTE THE FOLLOWING:
    1) No producer/representative has the authority to alter or add to the provisions set forth above.
    2) The Terminal Illness Benefit does not become effective unless the Proposed Insured's(s') terminal illness first manifests itself on or after the 30th day following the policy issue date
    3) This Terminal Illness Benefit is payable only once.
    4) Payment of a Terminal Illness Benefit could adversely affect your eligibility for Medicaid or other government benefits or entitlements. Because Terminal Illness Benefits may be taxable, you should consult with your personal tax adviser.

N2047    12/99

NOTICE OF DISCLOSURE OF INFORMATION

Information regarding your insurability will be treated as confidential except that Jackson National Life Insurance Company of New York may make a brief report to the Medical Information Bureau, a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance, or to which a claim is submitted, the Medical Information Bureau will supply such company with the information it may have in its files. Jackson National Life Insurance Company of New York or its reinsurers may also release information in its file to its reinsurers and to other life insurance companies to which you may apply for life or health insurance, or to which a claim is submitted.
Upon receipt of a request from you to the Medical Information Bureau, you may inspect and receive a copy of the information in your file. If you question the accuracy of information in the Bureau's file, you may seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112; telephone (617) 426-3660.
State and federal law requires you to be advised that in connection with your application for insurance, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, or others with whom you are acquainted. Such reports are usually part of the process of evaluating risks for life and health insurance. Inquiry may be made into your character, general reputation, personal characteristics, and mode of living. It is possible that a representative of a firm employed to make such reports may call upon you in person. If you refuse to authorize the procurement or preparation of an investigative report, the Company may decline to grant insurance. You have the right to request disclosure of the nature and scope of the investigation upon your written request made within a reasonable time after receipt of this notice. Upon written request, you will be informed whether or not an investigative consumer report was requested, and if such a report was requested, the name and address of the consumer reporting agency to whom the request was made. You may inspect and receive a copy of your investigative consumer report by contacting the consumer reporting agency to whom the request was made.

N3002B   12/99

NV3400A 12/99



Jackson National Life Insurance Company of New York
2900 Westchester Avenue, Ste. 305, Purchase, NY 10577


Conditional Temporary Insurance Agreement

BROKER: DO NOT DETACH CONDITIONAL TEMPORARY INSURANCE AGREEMENT UNLESS AT LEAST THE FIRST FULL PREMIUM FOR THE PLAN AND MODE IS SUBMITTED WITH THE APPLICATION, AND THE APPLICATION SATISFIES THE CONDITIONS BELOW.

MAKE CHECKS PAYABLE ONLY TO JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

PREMIUM CANNOT BE ACCEPTED if any Proposed Insured is over age 80.

Received from              the sum of $              on this date____/____/____.

(Any reference in this Conditional Temporary Insurance Agreement to the Proposed Insured(s), the policy, or an amount applied for, refers to the Proposed Insured(s), the policy and the amount applied for on the Application to which this Conditional Temporary Insurance was originally attached.)

COVERAGE
This Agreement provides life insurance coverage on a temporary basis, but only if all conditions are met and then only to the extent of the LIMITS OF COVERAGE. Upon due proof of death of the Proposed Insured while coverage under this Agreement is in force, the Company will pay the benefits due the beneficiaries listed on the Application to which this Agreement was attached.

CONDITIONS

1. The answers in all parts of the Application and any medical examination report, Application supplement or amendment, must be true and complete as to all material facts.
2. You must never have been treated for, or been advised by, a member of the medical profession to seek treatment for: shortness of breath, emphysema, chronic respiratory disorder, chest pains, discomfort or tightness of the chest, palpitations, heart attack, any disorder of the heart, lymph glands, enlargement of lymph nodes (glands), a tumor, cancer, any immunological disorder, drug or alcohol abuse, or acquired immune deficiency syndrome (AIDS).
3. A check or money order for the premium, for the plan applied for, must be submitted with the Application to which this Temporary Insurance Agreement was attached. A check or money order returned for insufficient funds, or otherwise uncollectable, will void this Agreement.
IF the above CONDITIONS are met, Temporary Insurance shall begin on the date of this Agreement.

LIMITS OF COVERAGE-- $500,000 OR LESS

Temporary Insurance based on this Agreement, and all other Temporary Insurance Agreements issued by the Company insuring the life of the Proposed Insured(s), is limited to $500,000 or the amount applied for in the Application, WHICHEVER IS LESS. If more than one Temporary Insurance Agreement insures the life of the Proposed Insured(s), and the total amount applied for exceeds $500,000, the beneficiaries under each Agreement shall receive a proportionate share of the total limit of $500,000 based on the amounts applied for in each Application.
If the premium submitted with the Application and any other Application for a policy on the life of the Proposed Insured(s) would purchase more than $500,000 of coverage based on the plan and premium mode applied for, and the Proposed Insured(s) dies while this Agreement is in force, the Company will refund the portion of the premium that would have purchased coverage in excess of $500,000. Last Survivor Policy -- If both Proposed Insureds die during the Conditional Temporary Agreement period, the benefits of this Agreement would be paid in accordance with the terms of this Agreement. If one Proposed Insured dies during the Conditional Temporary Agreement period and the remaining Proposed Insured was found to be insurable as of the date of completion of the initial application requirements, including completion of the first of any medical exams, then we will issue to the remaining Proposed Insured a single life policy.
Suicide -- If the Proposed Insured(s) dies by suicide while coverage under this Agreement is in force, the amount payable by the Company will be equal to the premium(s) paid. If one Proposed Insured for a Last Survivor policy dies by suicide while coverage under this Agreement is in force, and the remaining Proposed Insured is found insurable, the Company will issue to the remaining Proposed Insured a single life policy.

WHEN COVERAGE TERMINATES
Temporary Insurance shall terminate automatically, and no coverage will be provided on the earliest of: 1. The date the Company offers to issue a policy on a substandard basis; 2. The date the Applicant advises the Company that he or she is no longer interested in obtaining the policy applied for; 3. Five (5) days after the date the Company mails notice of the declination and returns any premium paid; 4. The date the coverage under the policy becomes effective pursuant to the terms of the Application; 5. The date the Applicant fails or refuses to accept delivery of a policy which has not become effective; or 6. Ninety (90) days after the date of this Agreement.

THIS AGREEMENT IS NOT A BINDER. NO PRODUCER/REPRESENTATIVE IS AUTHORIZED TO ACCEPT RISKS OR BIND COVERAGE, DECIDE INSURABILITY, MODIFY THE TERMS OF THIS AGREEMENT, OR WAIVE ANY OF THE COMPANY'S RIGHTS OR REQUIREMENTS.

Signed at (city/state)              Date    Signature of Parent or Guardian (if necessary)
Signature of Proposed Insured                        Producer/Representative's Name (please print)
Signature of Proposed Second Insured                          Signature of Producer/Representative
Signature of Owner(s) (if other than Proposed Insured)

NV3402

NV3402 12/99